Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms and provisions of the capital stock of Kilroy Realty Corporation, which we refer to as the “Company.” The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Company’s charter (including, without limitation, the articles supplementary, which we refer to as the “Articles Supplementary” establishing the terms of the Company’s Series A preferred stock (as defined below) and Series G preferred stock (as defined below)) incorporated by reference to the Company’s SEC filings. Unless otherwise expressly stated or the context otherwise requires, “we,” “us” and “our” refer collectively to the Company, Kilroy Realty, L.P., which is the Company’s operating partnership and which we refer to as the “operating partnership,” and the Company’s other subsidiaries.

Common Stock

General

The Company’s charter authorizes us to issue 150,000,000 shares of common stock, par value $.01 per share. As of July 31, 2012, we had 68,932,731 shares of common stock outstanding. The 68,932,731 outstanding shares exclude the 1,831,503 shares of common stock, as of July 31, 2012, that we may issue in exchange for presently outstanding common units of the operating partnership that may be tendered for redemption to the operating partnership.

Shares of our common stock:

•	are entitled to one vote per share on all matters presented to stockholders generally for a vote, including the election of directors, with no right to cumulative voting;

•	do not have any conversion rights;

•	do not have any exchange rights;

•	do not have any sinking fund rights;

•	do not have any redemption rights;

•	do not generally have any appraisal rights;

•	do not have any preemptive rights to subscribe for any of our securities; and

•	are subject to restrictions on ownership and transfer.

We may pay distributions on shares of the Company’s common stock, subject to the preferential rights of the Company’s Series G preferred stock and the Company’s Series A preferred stock issuable upon exchange of the operating partnership’s outstanding Series A preferred units, and any other series or class of capital stock that we may issue in the future with rights to dividends and other distributions senior to the Company’s common stock. However, we may only pay distributions when the board of directors authorizes a distribution out of legally available funds. We make, and intend to continue to make, quarterly distributions on outstanding shares of the Company’s common stock.

The Company’s board of directors may:

•	reclassify any unissued shares of the Company’s common stock into other classes or series of capital stock;

•	establish the number of shares in each of these classes or series of capital stock;

•	establish any preference rights, conversion rights and other rights, including voting powers, of each of these classes or series of capital stock;

•	establish restrictions, such as limitations and restrictions on ownership, dividends or other distributions of each of these classes or series of capital stock; and

•	establish qualifications and terms or conditions of redemption for each of these classes or series of capital stock.

Certain Provisions of the Maryland General Corporation Law

Under the Maryland General Corporation Law, or the MGCL, the Company’s stockholders are generally not liable for our debts or obligations. If we liquidate, we will first pay all debts and other liabilities, including debts and liabilities arising out of the Company’s status as general partner of the operating partnership, and, second, any preferential distributions on any outstanding shares of our preferred stock. Each holder of the Company’s common stock then will share ratably in our remaining assets. All shares of the Company’s common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights, subject to the ownership limits in the Company’s charter or as permitted by the board of directors pursuant to executed agreements waiving these ownership limits with respect to specific stockholders.

Under the MGCL, we generally require approval by the Company’s stockholders by the affirmative vote of at least two-thirds of the votes entitled to vote before we can:

•	dissolve;

•	amend the Company’s charter;

•	merge;

•	sell all or substantially all of our assets;

•	engage in a share exchange; or

•	engage in similar transactions outside the ordinary course of business.

Because the term “substantially all” of a company’s assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Although the MGCL allows the Company’s charter to establish a lesser percentage of affirmative votes by the Company’s stockholders for approval of those actions, the Company’s charter does not include such a provision.

Preferred Stock

The Company’s charter authorizes us to issue 30,000,000 shares of preferred stock, par value $.01 per share. Of the 30,000,000 authorized shares of preferred stock, we have classified and designated 1,500,000 shares as Series A preferred stock and 4,600,000 shares as Series G preferred stock. As of July 31, 2012, 4,000,000 shares of the Company’s Series G preferred stock are issued and outstanding and no shares of Series A preferred stock are outstanding. The Series A preferred stock is issuable in exchange for presently outstanding Series A preferred units (as defined below) of the operating partnership.

We may classify, designate and issue additional shares of currently authorized shares of preferred stock, in one or more classes or series, as authorized by the board of directors without the prior consent of the Company’s stockholders. The board of directors may grant the holders of preferred stock of any class or series preferences, powers and rights—voting or otherwise—senior to the rights of holders of shares of the Company’s common stock. The board of directors can authorize the issuance of currently authorized shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of the Company’s common stock or otherwise be in their best interest. All shares of preferred stock which are issued and are or become outstanding are or will be fully paid and nonassessable. Before we may issue any shares of preferred stock of any class or series, the MGCL and the Company’s charter require the board of directors to determine the following with respect to such class or series:

•	the designation;

•	the terms;

•	preferences with respect to distributions and in the event of our liquidation, dissolution or winding-up;

•	conversion and other similar rights, if any;

•	voting powers;

•	restrictions;

•	limitations as to distributions;

•	qualifications; and

•	terms or conditions of redemption, if any.

7.45% Series A Cumulative Redeemable Preferred Stock

General

Of the Company’s 30,000,000 authorized preferred shares, 1,500,000 shares have been classified and designated as 7.45% Series A Cumulative Redeemable Preferred Stock, which we refer to as the Series A preferred stock. Shares of Series A preferred stock are issuable on a one-for-one basis only upon redemption or exchange of the Series A preferred units of the operating partnership.

Dividends

Each share of Series A preferred stock is entitled to receive cash dividends:

•	when, as, and if authorized by the Company’s board of directors and declared by us, out of funds legally available for the payment of dividends; and

•

that are cumulative preferential dividends, accruing at a rate of 7.45% of the $50.00 liquidation preference thereof per annum from the date of issuance, payable in arrears on or before the 15th of February, May, August and November of each year, and that will also include any accumulated but unpaid distributions in respect of Series A preferred units at the time they are exchanged for shares of Series A preferred stock.

Ranking

The Series A preferred stock will, with respect to dividends and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, rank:

•	senior to the Company’s common stock and all other classes and series of the Company’s preferred stock designated as ranking junior to the Series A preferred stock;

•

on parity with all other classes and series of the Company’s preferred stock designated as ranking on a parity with the Series A preferred stock (including, without limitation, the Series G preferred stock); and

•	junior to all other classes and series of the Company’s preferred stock designated as ranking senior to the Series A preferred stock.

Redemption at Our Option

At our option, we may redeem, in whole or in part, from time to time, upon not less than 30 or more than 60 days written notice, shares of Series A preferred stock at a redemption price payable in cash equal to $50.00 per share, plus any accumulated but unpaid dividends whether or not declared up to and including the date of redemption. The redemption price of the Series A preferred stock, excluding the portion consisting of accumulated but unpaid dividends, will be payable solely out of proceeds of the sale of the Company’s capital stock.

Redemption at the Option of Holders

In the event of a Covered Transaction (as defined below) we will be required to make an offer to redeem all of the Series A preferred stock at a redemption price payable in cash equal to $50.00 per share, plus any accumulated and unpaid dividends whether or not declared up to and including the date of redemption. However, we are not obligated to effect such a redemption unless the holders of a majority of the outstanding Series A preferred stock elect in writing to effect such a redemption.

A “Covered Transaction” shall have occurred upon (a) the Company’s completion of a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Exchange Act, in which, as a result of such transaction, the Company’s common stock is no longer registered under Section 12 of the Exchange Act, except that this clause (a) shall not apply to any delisting of the Company’s common stock from NYSE or any national securities exchange (as defined in the Exchange Act), (b) the completion of any transaction or series of transactions that would result in a reorganization event of the Company or (c) the Company’s failure (or election not) to qualify as a REIT.

No Maturity or Sinking Fund

The Series A preferred stock has no maturity date and is not subject to any sinking fund.

Limited Voting Rights

Holders of Series A preferred stock do not have any voting rights except as set forth below. If dividends remain unpaid on any shares of Series A preferred stock for six or more quarterly periods, whether or not consecutive, the holders of Series A preferred stock will have the right to vote as a single class with all other shares of the Company’s capital stock ranking on parity with the Series A preferred stock which have similar vested voting rights for the election of two additional directors to the Company’s board of directors. The directors will be elected by a plurality of the votes cast in the election for a one-year term and each such director will serve until his successor is duly elected and qualified or until the director’s right to hold the office terminates, whichever occurs earlier, subject to the director’s earlier death, disqualification, resignation or removal. The election will take place at:

•

special meetings called at the request of the holders of at least 10% of the outstanding shares of Series A preferred stock or the holders of shares of any other class or series of stock on parity with the Series A preferred stock with respect to which dividends are also accumulated and unpaid, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting less than 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•

each subsequent annual meeting (or special meeting in its place) until all dividends in arrears for the current quarterly period on the Series A preferred stock and any such other class or series of the Company’s capital stock ranking on a parity with the Series A preferred stock for all past dividend periods and the dividend for the then current dividend period have been fully paid or declared and a sum sufficient for the payment of the dividends is irrevocably set aside in trust for payment in full.

When accumulated dividends and the dividend for the current quarterly dividend on the Series A preferred stock have been paid in full or have been set aside for payment, the holders of Series A preferred stock will be divested of their voting rights and the term of any member of the board of directors elected by the holders of Series A preferred stock and holders of any other shares of stock on parity with the Series A preferred stock will terminate.

In addition, so long as any shares of Series A preferred stock are outstanding, without the consent of at least two-thirds of the holders of the outstanding Series A preferred stock, we may not:

•

designate or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to the Series A preferred stock with respect to payment of dividends or rights upon liquidation, dissolution or winding-up of our affairs;

•	reclassify any of the Company’s authorized shares of capital stock into any such shares ranking senior to the Series A preferred stock;

•

designate or create, or increase the authorized or issued amount of, or reclassify any of the Company’s authorized shares of capital stock into, any stock on parity with the Series A preferred stock, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent the shares on parity with the Series A preferred stock are issued to one of our affiliates; or

•	either

•	consolidate, merge into or with, or convey, transfer or lease our assets substantially as an entirety, to any corporation or other entity; or

•	amend, alter or repeal the provisions of the Company’s charter or bylaws, whether by merger, consolidation or otherwise,

if in any such case such action that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A preferred stock or the holders of Series A preferred stock.

For purposes of the previous paragraph, the following events will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A preferred stock or any of their holders:

•	any merger, consolidation or transfer of all or substantially all of our assets, so long as either:

•	we are the surviving entity and the Series A preferred stock remain outstanding on the same terms; or

•

the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series A preferred stock for other preferred stock having substantially the same terms and same rights as the Series A preferred stock, including with respect to dividends, voting rights and rights upon liquidation, dissolution or winding-up; and

•

any increase in the amount of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the amount of authorized shares of each class or series, in each case ranking either junior to or on parity with the Series A preferred stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up to the extent such preferred stock is not issued to one of our affiliates.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each share of Series A preferred stock is entitled to receive, after payment or provision of debts and other liabilities of the Company, a liquidation preference of $50.00 per share, plus any accumulated but unpaid dividends, in preference to any of the Company’s common stock or any other class or series of the Company’s capital stock, other than those equity securities expressly designated as ranking on a parity with or senior to the Series A preferred stock.

6.875% Series G Cumulative Redeemable Preferred Stock

General

Of the Company’s 30,000,000 authorized preferred shares, 4,600,000 shares have been classified and designated as 6.875% Series G Cumulative Redeemable Preferred Stock, which we refer to as the Series G preferred stock. Of these shares, 4,000,000 are issued and outstanding.

Dividends

Each share of Series G preferred stock is entitled to receive, when, as, and if authorized by the Company’s board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.875% of the $25.00 per share liquidation preference per annum (equivalent to $1.71875 per annum per share), payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

Except as provided in the immediately following paragraph, unless full cumulative dividends for all past dividend periods on the Series G preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment, no dividends (other than in shares of the Company’s common stock or shares of any other class or series of stock of the Company ranking junior to the Series G preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Company) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on the Company’s common stock or any other class or series of stock of the Company ranking junior to or on a parity with the Series G preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, nor shall any shares of the Company’s common stock or any other class or series of stock of the Company ranking junior to or on a parity with the Series G preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for shares of the Company’s common stock or shares of any other class or series of stock of the Company ranking junior to the Series G preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Company’s stock to preserve the Company’s status as a REIT for federal and/or state income tax purposes. With respect to the Series G preferred stock, all references to “past dividend periods” shall mean, as of any date, dividend periods ending on or prior to such date, and with respect to shares of any other class or series of stock ranking on a parity as to dividends with the Series G preferred stock, “past dividend periods” shall mean, as of any date, dividend periods with respect to such other class or series of stock ending on or prior to such date.

When full cumulative dividends for all past dividend periods are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of Series G preferred stock and when full cumulative dividends for all past dividend periods are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of any other class or series of the Company’s stock ranking on a parity as to dividends with the Series G preferred stock, then all dividends declared on shares of Series G preferred stock and any other outstanding classes or series of the Company’s stock ranking on a parity as to dividends with the Series G preferred stock shall be declared pro rata so that the amount of dividends declared per share on the Series G preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series G preferred stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series G preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series G preferred stock (which, in the case of any such other class or series of stock ranking on a parity as to dividends with the Series G preferred stock, shall not include any accumulation in respect of unpaid dividends for past dividend periods if such other class or series of stock ranking on a parity as to dividends with the Series G preferred stock does not have a cumulative dividend) bear to each other.

Ranking

The Series G preferred stock will, with respect to dividends and rights upon the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, rank:

•	senior to the Company’s common stock and all other classes or series of the Company’s stock designated as ranking junior to Series G preferred stock;

•

on parity with all other classes or series of stock designated as ranking on a parity with the Series G preferred stock (including, without limitation, if and when issued, the Series A preferred stock); and

•	junior to all other classes or series of the Company’s stock designated as ranking senior to the Series G preferred stock.

Redemption

The Series G preferred stock will not be redeemable before March 27, 2017, except to preserve our status as a REIT for federal and/or state income tax purposes and except as described below upon the occurrence of a Series G Change of Control (as defined below). On and after March 27, 2017, we may, at our option, redeem any or all of the shares of the Series G preferred stock, for cash, at $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption.

Upon the occurrence of a Series G Change of Control, we may, at our option, at any time or from time to time, redeem any or all of the shares of Series G preferred stock, within 120 days after the first date on which such Series G Change of Control occurred, for cash, at $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption. If, prior to the Series G Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem some or all of the shares of Series G preferred stock (whether pursuant to our optional redemption right described in the paragraph above or the special optional redemption right described in this paragraph), the holders of Series G preferred stock will not have the conversion right described below under “—Conversion Rights” with respect to the shares of Series G preferred stock called for redemption.

A “Series G Change of Control” is when the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE Amex, or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Series G Change of Control Conversion Date” is the date the Series G preferred stock is to be converted into the Company’s common stock, which will be a business day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which the Company provides a notice of the occurrence of the Series G Change of Control that describes the resulting Series G Change of Control Conversion Right to the holders of Series G preferred stock.

Conversion Rights

Upon the occurrence of a Series G Change of Control, each holder of Series G preferred stock will have the right, which we refer to as the Series G Change of Control Conversion Right (unless, prior to the Series G Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series G preferred stock held by such holder pursuant to the redemption provisions described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series G preferred stock that are not called for redemption) to convert some or all of the Series G preferred stock held by such holder on the Series G Change of Control Conversion Date, into a number of shares of the Company’s common stock per share of Series G preferred stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series G preferred stock plus the amount of any accrued and unpaid dividends thereon to the Series G Change of Control Conversion Date (unless the Series G Change of Control Conversion Date is after a record date for a Series G preferred stock dividend payment and prior to the corresponding dividend payment date for the Series G preferred stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Series G Common Stock Price (as defined below); and

•	1.0975, which we refer to as the Series G Share Cap, subject to adjustments to the Series G Share Cap for any splits, subdivisions or combinations of our common stock;

subject, in each case, to provisions for the receipt of alternative consideration under specified circumstances as set forth in the Articles Supplementary for the Series G preferred stock.

The “Series G Common Stock Price” is (i) if the consideration to be received in the Series G Change of Control by the holders of the Company’s common stock is solely cash, the amount of cash consideration per share of the Company’s common stock or (ii) if the consideration to be received in the Series G Change of Control by holders of the Company’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Company’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Series G Change of Control occurred as reported on the principal U.S. securities exchange on which the Company’s common stock is then traded, or (y) the average of the last quoted bid prices for the Company’s common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Series G Change of Control occurred, if the Company’s common stock is not then listed for trading on a U.S. securities exchange.

No Maturity, Sinking Fund or Mandatory Redemption

The Series G preferred stock has no maturity date, and the Company is not required to redeem the Series G preferred stock at any time. Accordingly, the Series G preferred stock will remain outstanding indefinitely, unless the Company decide, at its option, to exercise its redemption rights or otherwise repurchase them or they become convertible and are converted in the manner set forth in Articles Supplementary for the Series G preferred stock. None of the Series G preferred stock is subject to any sinking fund.

Limited Voting Rights

Holders of Series G preferred stock do not have any voting rights except as set forth below. Whenever dividends on any shares of Series G preferred stock are in arrears for six or more quarterly periods, whether or not consecutive, the holders of Series G preferred stock will have the right to vote as a single class with all other classes or series of stock ranking on parity with the Series G preferred stock upon which like voting rights have been conferred and are exercisable for the election of two additional directors to the board of directors. The election will take place at:

•

a special meeting called at the request of the holders of at least 10% of the outstanding shares of Series G preferred stock, or the holders of shares of any other class or series of the Company’s preferred stock ranking on a parity with the Series G preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G preferred stock in the election of the two directors, if this request is received 90 or more days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting less than 90 days before the date fixed for our next annual or special meeting of stockholders, at such next annual or special meeting of stockholders; and

•

each subsequent annual meeting until all dividends accumulated on the Series G preferred stock for all past dividend periods have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment.

When all of the dividends in arrears have been paid or declared and provided for in full, the right of holders of the Series G preferred stock to elect those two directors will cease and, unless there are one or more other classes or series of the Company’s preferred stock ranking on a parity with the Series G preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of the two directors shall automatically terminate and the number of directors constituting the board of directors shall be reduced accordingly.

In addition, so long as any shares of Series G preferred stock are outstanding, without the consent or affirmative vote of at least two-thirds of the shares of Series G preferred stock then outstanding, the Company may not:

•

authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the Series G preferred stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or reclassify any of the Company’s authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares;

•

amend, alter or repeal any of the provisions of the Company’s charter, including the Articles Supplementary for the Series G preferred stock, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G preferred stock; or

•

enter into any share exchange that affects the Series G preferred stock or consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into us, unless in each such case described in this bullet point each share of Series G preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially identical to and in any event without any material adverse change to those of the Series G preferred stock;

provided that any amendment to the Company’s charter to increase the number of authorized shares of stock or the creation or issuance of any other class or series of preferred stock or any increase in the number of authorized or outstanding shares of Series G preferred stock or any other class or series of stock, in each case ranking on a parity with or junior to the Series G preferred stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series G preferred stock.

On each matter on which holders of Series G preferred stock are entitled to vote, each share of Series G preferred stock will be entitled to one vote, except that when shares of any other class or series of the Company’s preferred stock have the right to vote with the Series G preferred stock as a single class on any matter, the Series G preferred stock and the shares of each such other class or series will have one vote for each $50.00 of liquidation preference (excluding accrued and unpaid dividends), resulting in each share of Series G preferred stock being entitled to one-half of a vote under such circumstances.

Except as expressly stated in the Articles Supplementary for the Series G preferred stock, the Series G preferred stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders shall not be required for the taking of any corporate action.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, all outstanding shares of Series G preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect the redemption.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each share of Series G preferred stock is entitled to receive, out of our assets legally available for distribution to stockholders, a liquidation distribution of $25.00 per share, plus any accrued but unpaid dividends, in preference to any of the Company’s common stock or any other class or series of the Company’s stock ranking junior to the Series G preferred stock, but subject to the preferred rights of any class or series of our preferred stock ranking senior to the Class G preferred stock.

Restrictions on Ownership and Transfer of the Company’s Capital Stock

Internal Revenue Code Requirements

To maintain the Company’s tax status as a REIT, five or fewer “individuals,” as that term is defined in the Code, which includes certain entities, may not own, actually or constructively, more than 50% in value of the Company’s issued and outstanding capital stock at any time during the last half of a taxable year. Constructive ownership provisions in the Code determine if any individual or entity constructively owns the Company’s capital stock for purposes of this requirement. In addition, 100 or more persons must beneficially own the Company’s capital stock during at least 335 days of a taxable year or during a proportionate part of a short taxable year. Also, rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying income for purposes of the gross income tests of the Code. To help ensure we meet these tests, the Company’s charter restricts the acquisition and ownership of shares of the Company’s capital stock.

Transfer Restrictions in the Company’s Charter

Subject to exceptions specified therein, the Company’s charter provides that no holder may own, either actually or constructively under the applicable constructive ownership provisions of the Code:

•	more than 7.0%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s common stock;

•

if and when issued, shares of the Company’s Series A preferred stock, which, taking into account all other shares of the Company’s capital stock actually or constructively held, would cause a holder to own more than 7.0% by value of the Company’s outstanding shares of capital stock; or

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s Series G preferred stock.

In addition, because rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying rent for purposes of the gross income tests under the Code, the Company’s charter provides that no holder may own, either actually or constructively by virtue of the constructive ownership provisions of the Code, which differ from the constructive ownership provisions used for purposes of the preceding sentence:

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s common stock;

•

if and when issued, shares of the Company’s Series A preferred stock which, taking into account all other shares of the Company’s capital stock actually or constructively held, would cause a holder to own more than 9.8% by value of the Company’s outstanding shares of capital stock;

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s Series G preferred stock.

We refer to the limits described in this paragraph and the preceding paragraph, together, as the “ownership limits.”

The constructive ownership provisions set forth in the Code are complex, and may cause shares of the Company’s capital stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of shares of the Company’s capital stock in an amount that does not exceed the ownership limits, or the acquisition of an interest in an entity that actually or constructively owns the Company’s capital stock, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively shares in excess of the ownership limits and thus violate the ownership limits described above or otherwise permitted by the Company’s board of directors. In addition, if and when such shares are issued, a violation of the ownership limits relating to the Series A preferred stock could occur as a result of a fluctuation in the relative value of any outstanding series of the Company’s preferred stock and the Company’s common stock, even absent a transfer or other change in actual or constructive ownership.

The Company’s charter permits the board of directors to waive the ownership limits with respect to a particular stockholder if the board of directors:

•	determines that the ownership will not jeopardize the Company’s status as a REIT; and

•	otherwise decides that this action would be in our best interest.

As a condition of this waiver, the Company’s board of directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the Company’s REIT status. The board of directors has waived the ownership limit applicable to the Company’s common stock for John B. Kilroy, Sr. and John B. Kilroy, Jr., members of their families and some of their affiliated entities, allowing them to own up to 19.6% of the Company’s common stock. However, the board of directors conditioned this waiver upon the receipt of undertakings and representations from Messrs. Kilroy which it believed were reasonably necessary to conclude that the waiver would not cause us to fail to qualify and maintain the Company’s status as a REIT. The Company’s board of directors has also waived the ownership limits with respect to the initial purchasers and certain of their affiliated entities in the offering of 4.250% Exchangeable Senior Notes due 2014, by our operating partnership, allowing each of such initial purchasers and certain of their affiliated entities to beneficially own up to 9.8%, in the aggregate, of the Company’s common stock in connection with hedging of certain capped call transactions relating to those notes.

In addition to the foregoing ownership limits, the Company’s charter provides that no holder may own, either actually or constructively under the applicable attribution rules of the Code, any shares of any class of the Company’s capital stock if, as a result of this ownership:

•

more than 50% in value of the Company’s outstanding capital stock would be owned, either actually or constructively under the applicable constructive ownership provisions of the Code, by five or fewer individuals, as defined in the Code;

•	the Company’s capital stock would be beneficially owned by less than 100 persons, determined without reference to any constructive ownership provisions; or

•	the Company would fail to qualify as a REIT.

Under the Company’s charter, any person who acquires or attempts or intends to acquire actual or constructive ownership of the Company’s shares of capital stock that violate any of the foregoing restrictions on transferability and ownership must give us notice immediately and provide us with any other information that we may request to determine the effect of the transfer on the Company’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Company’s board of directors determines that it is no longer in the Company’s best interest to attempt to qualify, or to continue to qualify, as a REIT.

Effect of Violation of Ownership Limits and Transfer Restrictions

The Company’s charter provides that if any attempted transfer of the Company’s capital stock or any other event would result in any person violating the ownership limits described above, unless otherwise permitted by the board of directors, then the purported transfer will be void ab initio and of no force or effect with respect to the attempted transferee as to that number of shares in excess of the applicable ownership limit, and the transferee shall acquire no right or interest in the excess shares. The Company’s charter further provides that in the case of any event other than a purported transfer, the person or entity holding record title to any of the excess shares shall cease to own any right or interest in the excess shares.

The Company’s charter provides that if any transfer or other event occurs that, if effective, would result in any person owning shares of Company’s capital stock in violation of the ownership limit described above, the number of shares of capital stock that otherwise would cause such person to violate the ownership limit will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us or, if for any reason that transfer is not automatically effective, then the transfer of such excess shares shall be void ab initio and the purported transferee will not have any rights in such excess shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer.

The trustee of the charitable trust must:

•	within 20 days of receiving notice from us of the transfer of shares to the trust,

•	sell the excess shares to a person or entity who could own the shares without violating the ownership limits or as otherwise permitted by the board of directors, and

•

distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or owner for the excess shares (or, if the event which resulted in the transfer to the charitable trust did not involve a purchase of the applicable stock for fair value, the market price of such shares on the day of the event which resulted in such transfer to the charitable trust) or the sales proceeds (net any commissions and other expenses of sale) received by the trust for the excess shares;

in the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, such as a gift,

•	sell the excess shares to a qualified person or entity, and

•

distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the market price of the excess shares as of the date of the event or the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the excess shares; and

•

in either case above, distribute any proceeds in excess of the amount distributable to the prohibited transferee or owner, as applicable, to the charitable organization selected by us as beneficiary of the trust.

The trustee shall be designated by us and be unaffiliated with us and any prohibited transferee or owner. Prior to a sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

The Company’s charter provides that, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited transferee or owner, as applicable, prior to our discovery that the Company’s shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote. Any dividend or other distribution paid to the prohibited transferee or owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by the board of directors, then the Company’s charter provides that the transfer of the excess shares will be void ab initio.

If shares of capital stock are transferred to any person in a manner which would cause us to be beneficially owned by fewer than 100 persons, the Company’s charter provides that the transfer shall be null and void in its entirety, and the intended transferee will acquire no rights to the stock.

If the Company’s board of directors shall at any time determine in good faith that a person has acquired, intends to acquire or own, has attempted to acquire or own, or may acquire or own the Company’s capital stock in violation of the limits described above, the Company’s charter provides that the board of directors shall take actions to refuse to give effect to or to prevent the ownership or acquisition, including, but not limited to:

•

in the case of the Series G preferred stock, causing the Company to redeem the shares of Series G preferred stock for cash at a redemption price of $25.00 per share plus, subject to exceptions, accrued and unpaid dividends to the date fixed for redemption;

•	authorizing us to repurchase stock;

•	refusing to give effect to the ownership or acquisition on our books; or

•	instituting proceedings to enjoin the ownership or acquisition.

All certificates representing shares of the Company’s capital stock bear a legend referring to the restrictions described above.

All persons who own at least a specified percentage of the outstanding shares of the Company’s stock must file with us a completed questionnaire annually containing information about their ownership of the shares, as set forth in the applicable Treasury regulations. Under current Treasury regulations, the percentage is between 0.5% and 5.0%, depending on the number of record holders of the Company’s shares. In addition, each stockholder may be required to disclose to us in writing information about the actual and constructive ownership of the Company’s shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

These ownership limitations could discourage a takeover or other transaction in which holders of some, or a majority, of the Company’s shares of capital stock might receive a premium for their shares over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Transfer Agent and Registrar for Shares of Capital Stock

Computershare Shareowner Services LLC is the transfer agent and registrar for shares of the Company’s preferred stock and common stock.

DESCRIPTION OF MATERIAL PROVISIONS OF THE PARTNERSHIP AGREEMENT OF KILROY REALTY, L.P.

The following is a summary of certain terms and provisions of the Sixth Amended and Restated Agreement of Limited Partnership of the operating partnership, which we refer to, together with any subsequent amendments, supplements or restatements thereof, as the “partnership agreement.” The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the partnership agreement. For more detail, you should refer to the partnership agreement itself, which is incorporated by reference to the Company’s SEC filings.

Management of the Partnership

The operating partnership is a Delaware limited partnership. The Company is the sole general partner of the operating partnership and conducts substantially all of its business through the operating partnership.

As the sole general partner of the operating partnership, the Company exercises exclusive and complete discretion in the day-to-day management and control of the operating partnership. Subject to certain exceptions set forth in the partnership agreement, the Company can cause the operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings and cause changes in its line of business, capital structure and distribution policies. Limited partners may not transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement and as required by applicable law.

The operating partnership has both preferred limited partnership interests and common limited partnership interests. As of July 31, 2012, the operating partnership had issued and outstanding 1,500,000 7.45% Series A Cumulative Preferred Units (referred to as the Series A preferred units), 4,000,000 6.875% Series G Cumulative Redeemable Preferred Units (referred to as the Series G preferred units) and 70,764,234 common units. We refer collectively to the Series A preferred units, Series G preferred units, and any other preferred units the operating partnership may issue in the future as preferred units, and to the preferred units and the common units as the units.

Indemnification of the Company’s Officers and Directors

To the extent permitted by applicable law, the partnership agreement provides indemnity to the Company, as general partner, and its officers, directors, employees, agents and any other persons the Company may designate. Similarly, the partnership agreement limits the Company’s liability, as well as that of its officers, directors, employees and agents, to the operating partnership.

Transferability of Partnership Interests

Generally, the Company may not voluntarily withdraw from or transfer or assign its interest in the operating partnership without the consent of the holders of at least 60% of the common units including the Company’s interest. The limited partners may, without the consent of the general partner, transfer, assign, sell, encumber or otherwise dispose of their units in the operating partnership to family members, affiliates (as defined under federal securities laws) and charitable organizations and as collateral in connection with certain lending transactions, and, with the consent of the general partner, may also transfer, assign or sell their units to accredited investors. In each case, the transferee must agree to assume the transferor’s obligations under the partnership agreement. This transfer is also subject to the Company’s right of first refusal to purchase the limited partner’s units for our benefit.

In addition, without the Company’s consent, limited partners may not transfer their units:

•	to any person who lacks the legal capacity to own the units;

•	in violation of applicable law;

•	where the transfer is for only a portion of the rights represented by the units, such as the partner’s capital account or right to distributions;

•	if we believe the transfer would cause the termination of the operating partnership or would cause it to no longer be classified as a partnership for federal or state income tax purposes;

•

if the transfer would cause the operating partnership to become a party-in-interest within the meaning of the Employee Retirement Income Security Act of 1974, or ERISA, or would cause its assets to constitute assets of an employee benefit plan under applicable regulations;

•	if the transfer would require registration under applicable federal or state securities laws;

•	if the transfer could cause the operating partnership to become a “publicly traded partnership” under applicable U.S. Treasury regulations;

•	if the transfer could cause the operating partnership to be regulated under the Investment Company Act of 1940 or ERISA; or

•	if the transfer would adversely affect the Company’s ability to maintain its qualification as a REIT.

The Company may not engage in any “termination transaction” without the approval of at least 60% of the common units in the operating partnership, including the Company’s general partnership interest in the operating partnership. Termination transactions consist of:

•	a merger;

•	a consolidation or other combination with or into another entity;

•	a sale of all or substantially all of the Company’s assets; or

•	a reclassification, recapitalization or change of the Company’s outstanding equity interests.

In connection with a termination transaction, all common limited partners must either receive, or have the right to elect to receive, for each common unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of Company common stock into which each common unit is then exchangeable; and

•

the greatest amount of cash, securities or other property paid to the holder of one share of Company common stock in consideration for one share of common stock pursuant to the termination transaction.

If, in connection with a termination transaction, a purchase, tender or exchange offer is made to holders of Company common stock, and the common stockholders accept the purchase, tender or exchange offer, each holder of common units must either receive, or must have the right to elect to receive, the greatest amount of cash, securities or other property which that holder would have received if immediately prior to the purchase, tender or exchange offer it had exercised its right to redeem common units, received shares of Company common stock in exchange for its common units, and accepted the purchase, tender or exchange offer.

The Company also may merge or otherwise combine its assets with another entity with the approval of at least 60% of the common units if:

•

substantially all of the assets directly or indirectly owned by the surviving entity (other than partnership units held by the Company) are owned directly or indirectly by the operating partnership or another limited partnership or limited liability company which is the surviving entity (any such surviving limited partnership or limited liability company is called the “surviving partnership”) of a merger, consolidation or combination of assets with the operating partnership;

•

the common limited partners own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•

the rights, preferences and privileges of the common limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•	the common limited partners have the right to exchange their interests in the surviving partnership for either:

•	the consideration available to the common limited partners pursuant to the preceding paragraph; or

•

if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and the Company’s common stock.

The board of directors of the Company, in the Company’s capacity as general partner, will reasonably determine relative fair market values and rights, preferences and privileges of the limited partners as of the time of the termination transaction. These values may not be less favorable to the limited partners than the relative values reflected in the terms of the termination transaction.

The Company must use commercially reasonable efforts to structure termination transactions to avoid causing the common limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in the termination transaction. In addition, the operating partnership must use commercially reasonable efforts to cooperate with the common limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or other disposition of its assets.

Issuance of Additional Units Representing Partnership Interests

As sole general partner of the operating partnership, the Company has the ability to cause the operating partnership to issue additional units representing general and limited partnership interests. These units may include units representing preferred limited partnership interests, subject to the approval rights of holders of the Series A preferred units with respect to the issuance of preferred units ranking senior to the Series A preferred units and holders of the Series G preferred units with respect to the issuance of preferred units ranking senior to the Series G preferred units as described in “—7.45% Series A Cumulative Redeemable Preferred Units” and “—6.875% Series G Cumulative Redeemable Preferred Units.”

Capital Contributions by the Company to the Operating Partnership

The Company may borrow additional funds in excess of the funds available from borrowings or capital contributions from a financial institution or other lender or through public or private debt offerings. The Company may then lend these funds to the operating partnership on the same terms and conditions that applied to the Company. In some cases, the Company may instead contribute these funds as an additional capital contribution to the operating partnership and increase its interest in the operating partnership and decrease the interests of the limited partners.

The Effect of Awards Granted Under Our Stock Incentive Plans

The Company may issue shares of common stock (including restricted Company common stock) to employees and other service providers of the operating partnership and/or Kilroy Services, LLC or Kilroy Realty TRS, Inc., which we refer to collectively as the services companies, as applicable, in respect of services provided to such entity, pursuant to awards granted under the Company’s 1997 Stock Option and Incentive Plan, as amended, the Company’s 2006 Incentive Award Plan, as amended, or any other equity incentive award plan maintained by the Company from time to time.

Issuances of any such shares of Company common stock are treated as follows: (i) upon the issuance of the shares (or, with respect to restricted Company common stock, upon the vesting of such shares) a number of operating partnership units equal to the number of shares of Company common stock issued (or vested), are transferred by the operating partnership to the Company; (ii) any amounts paid by an employee or other service provider of the operating partnership or the services companies, as applicable, to the Company to purchase such shares of Company common stock are transferred by the Company to the operating partnership or the services companies, as applicable; and (iii) shares of Company common stock received by the employee or other service provider of the operating partnership or the services companies, as applicable, are treated as compensation paid by the operating partnership or the services companies, as applicable, to the employee or other service provider (to the extent that the value of such shares at the time of transfer or subsequent vesting exceeds the amount paid for them).

Any distributions made to employees or other service providers of the operating partnership or the services companies by the Company in respect of unvested shares of Company common stock are reimbursed to the Company by the operating partnership or the services companies, as applicable, and are treated as compensation paid directly by the operating partnership or the services companies, as applicable. Unvested shares of Company common stock that are forfeited prior to vesting are returned to the Company by the employee or other service provider. In addition, any amounts paid for such shares are returned by the operating partnership or the services companies, as applicable, to the Company. To the extent that an employee or other service provider provides services to more than one of the Company, the operating partnership, the services companies or any subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares among such entities.

The foregoing description assumes that no employee or other service provider of the Company, the operating partnership or the services companies has made (or will make) an election under Section 83(b) of the Code.

Tax Matters that Affect the Operating Partnership

The Company has the authority under the partnership agreement to make tax elections under the Code on the operating partnership’s behalf.

Allocations of Net Income and Net Losses to Partners

The net income of the operating partnership will generally be allocated:

•

first, to the extent holders of units have been allocated net losses, net income shall be allocated to such holders to offset these losses, in an order of priority which is the reverse of the priority of the allocation of these losses;

•

next, pro rata among the holders of Series A preferred units in an amount equal to a 7.45% per annum cumulative return on the stated value of $50.00 per Series A preferred unit and, holders of Series G preferred units in an amount equal to a 6.875% per annum cumulative return on the stated value of $25.00 per Series G preferred unit, and, if applicable, to holders of any other preferred units ranking on a parity with the Series A preferred units and the Series G preferred units as to distributions in an amount equal to a specified return on the stated value of such other series of preferred units as set forth in the terms of such preferred units, which are referred to as the “preferred returns”; and

•	the remaining net income, if any, will be allocated to the Company and to the common limited partners in accordance with their respective percentage interests.

Net losses of the operating partnership will generally be allocated:

•

first, to the Company and the common limited partners in accordance with their respective percentage interests, but only to the extent the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•

next, pro rata among the holders of the Series A preferred units and Series G preferred units and any other preferred units that the operating partnership may issue in the future, but only to the extent that the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•	next, to partners pro rata in proportion to their positive adjusted capital accounts, until such capital accounts are reduced to zero; and

•	the remainder, if any, will be allocated to the Company.

Notwithstanding the foregoing, the partnership agreement generally provides that the operating partnership’s adjusted net income (as defined in the partnership agreement) will first be allocated to the holders of the operating partnership’s Series A preferred units, the Series G preferred units and any other preferred units that the operating partnership may issue in the future to the extent of their preferred returns, with the remaining items of net income or net loss allocated according to the provisions described above. The allocations described above are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.

Operations and Management of the Operating Partnership

The operating partnership must be operated in a manner that will enable the Company to maintain its qualification as a REIT and avoid any federal income tax liability. The partnership agreement provides that the Company will determine from time to time, but not less frequently than quarterly, the net operating cash revenues of the operating partnership, as well as net sales and refinancing proceeds, pro rata in accordance with the partners respective percentage interests, subject to the distribution preferences with respect to the Series A preferred units, Series G preferred units and any other preferred units that the operating partnership may issue in the future. The partnership agreement further provides that the operating partnership will assume and pay when due, or reimburse the Company for payment of, all expenses that the Company incurs relating to the ownership and operation of, or for the benefit of, the operating partnership and all costs and expenses relating to the Company’s operations.

Term of the Partnership Agreement

The operating partnership will continue in full force and effect until December 31, 2095, or until sooner dissolved in accordance with the terms of the partnership agreement.

Preferred Limited Partnership Units

General

The operating partnership has designated classes of preferred limited partnership units as the 7.45% Series A Cumulative Redeemable Preferred Units and the 6.875% Series G Cumulative Redeemable Preferred Units, representing preferred limited partnership interests. As of July 31, 2012, 1,500,000 Series A preferred units and 4,000,000 Series G preferred units were issued and outstanding.

7.45% Series A Cumulative Redeemable Preferred Units

Distributions

Each Series A preferred unit is entitled to receive cumulative preferential distributions payable on or before the 15th day of February, May, August and November of each year at a rate of 7.45% per annum. The cumulative preferential distributions will be paid in preference to any payment made on any other class or series of partnership interest of the operating partnership, other than any other class or series of partnership interest expressly designated as ranking on parity with or senior to the Series A preferred units.

Ranking

The Series A preferred units rank:

•

senior to the operating partnership’s common units and to all classes or series of partnership interests designated as ranking junior to the Series A preferred units with respect to distributions and rights upon liquidation, dissolution or winding-up;

•

on parity with each other and with all other classes or series of partnership interests designated as ranking on a parity with the Series A preferred units with respect to distributions and rights upon liquidation, dissolution or winding-up, which includes the Series G preferred units; and

•	junior to all other classes or series of partnership interests designated as ranking senior to the Series A preferred units.

Limited Approval Rights

For as long as any Series A preferred units remain outstanding, the operating partnership will not, without the affirmative vote of the holders of at least two-thirds of Series A preferred units:

•

authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking senior to the Series A preferred units, or reclassify any partnership interests of the operating partnership into any class or series of partnership interest ranking senior to the Series A preferred units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any class or series of partnership interests ranking senior to the Series A preferred units;

•

authorize or create, or increase the authorized or issued amount of any preferred partnership units ranking on a parity with the Series A preferred units, or reclassify any partnership interest into any preferred partnership units ranking on a parity with the Series A preferred units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any preferred partnership units ranking on a parity with the Series A preferred units, but only to the extent that these preferred partnership units ranking on a parity with the Series A preferred units are issued to an affiliate of the operating partnership, other than to the Company to the extent the issuance of these interests was to allow the Company to issue corresponding preferred stock to persons who are not affiliates of the operating partnership; or

•

either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A preferred units or the holders of the Series A preferred units.

Redemption

The operating partnership may redeem the Series A preferred units at any time. The redemption price of the Series A preferred units will be payable solely out of the sale proceeds from the issuance of the Company’s capital stock or out of the sale of limited partner interests in the operating partnership, at a redemption price, payable in cash, equal to the capital account balance of the holder of the Series A preferred units; provided, however, that no redemption will be permitted if the redemption price does not equal or exceed the original capital contribution of such holder plus accumulated and unpaid distributions to the date of redemption. As of July 31, 2012, the aggregate redemption price of the Series A units was $75.0 million plus accrued dividends. If fewer than all of the outstanding Series A preferred units are to be redeemed, the Series A preferred units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units). The operating partnership may not redeem fewer than all of the outstanding Series A preferred units unless all accumulated and unpaid distributions have been paid on all Series A preferred units for all quarterly distribution periods terminating on or prior to the date of redemption.

Exchange

The Series A preferred units may be exchanged on and after September 30, 2015, in whole but not in part, into shares of the Company’s Series A preferred stock, at the option of 51% of the holders of all outstanding Series A preferred units. In addition, the Series A preferred units may be exchanged, in whole but not in part, into shares of Series A preferred stock at any time at the option of 51% of the holders if:

•	distributions on the Series A preferred units have not been timely made for six prior quarterly distribution periods, whether or not consecutive; or

•	the operating partnership or a subsidiary of the operating partnership is or is likely to become a “publicly traded partnership.”

In addition, the Series A preferred units may be exchanged prior to September 30, 2015, in whole but not in part, at the option of the holders of 51% of the Series A preferred units if the Series A preferred units would not be considered “stock and securities” for United States federal income tax purposes.

The Series A preferred units also are exchangeable, in whole but not in part, if the operating partnership takes the position that, or the initial holder delivers to the operating partnership and the Company an opinion of counsel that, the character of the operating partnership’s assets and income would not allow the Company to qualify as a REIT. The operating partnership may, in lieu of exchanging the Series A preferred units for shares of Series A preferred stock, elect to redeem all or a portion of the Series A preferred units for cash in an amount equal to the original capital contribution per Series A preferred unit and all accrued and unpaid distributions thereon to the date of redemption. If the operating partnership elects to redeem fewer than all of the outstanding Series A preferred units, the number of Series A preferred units held by each holder to be redeemed shall equal such holder’s pro rata share of the aggregate number of Series A preferred units being redeemed.

The right of the holders of Series A preferred units to exchange their units for shares of Series A preferred stock will be subject to the ownership limitations in the Company’s charter in order to maintain its qualification as a REIT for United States federal income tax purposes.

Liquidation Preference

The distribution and income allocation provisions of the partnership agreement have the effect of providing each Series A preferred unit with a liquidation preference equal to $50.00, plus any accumulated but unpaid distributions, in preference to any other class or series of partnership interest other than any class or series of partnership interest expressly designated as ranking on a parity with or senior to the Series A preferred units.

6.875% Series G Cumulative Redeemable Preferred Units

Distributions

Each Series G preferred unit is entitled to receive cumulative preferential distributions payable on or before the 15th day of February, May, August and November of each year at a rate of 6.875% per annum. The cumulative preferential distributions will be paid in preference to any payment made on any other class or series of partnership interest of the operating partnership, other than any other class or series of partnership interest expressly designated as ranking on parity with or senior to the Series G preferred units.

Ranking

The Series G preferred units rank:

•

senior to the operating partnership’s common units and to all classes or series of partnership interests designated as ranking junior to the Series G preferred units with respect to distributions and rights upon liquidation, dissolution or winding-up;

•

on parity with each other and with all other classes or series of partnership interests designated as ranking on a parity with the Series G preferred units with respect to distributions and rights upon liquidation, dissolution or winding-up, including the Series A preferred units; and

•	junior to all other classes or series of partnership interests designated as ranking senior to the Series G preferred units.

Redemption

The Series G preferred units will not be redeemable before March 27, 2017, except under circumstances intended to preserve the Company’s status as a REIT for federal and/or state income tax purposes or upon the occurrence of a Series G Change of Control. On and after March 27, 2017, the Series G preferred units may be redeemed at a redemption price, payable in cash, equal to the sum of $25.00 plus any accumulated and unpaid distributions to the date of redemption per Series G preferred unit. In addition, upon the occurrence of a Series G Change of Control, the Series G preferred units may be redeemed at a redemption price equal to the sum of $25.00 plus accumulated and unpaid distributions to the date of redemption per Series G preferred unit.

Conversion Rights

The Series G preferred units may be exchanged for common units upon a Series G Change of Control, all on the terms and subject to the conditions and exceptions described in the partnership agreement.

Liquidation Preference

The distribution and income allocation provisions of the partnership agreement have the effect of providing each Series G preferred unit with a liquidation preference equal to $25.00 per unit, plus any accumulated but unpaid distributions, in preference to any other class or series of partnership interest other than those interests expressly designated as ranking on a parity with or senior to the Series G preferred units.

Common Limited Partnership Units

General

The partnership agreement provides that, subject to the distribution preferences of the Series A, Series G preferred units and any other preferred units that may be issued in the future, common units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. As of July 31, 2012, 1,831,503 common units were issued and outstanding to our common limited partners.

Redemption/Exchange Rights

Common limited partners have the right to require the operating partnership to redeem part or all of their common units for cash based upon the fair market value of an equivalent number of shares of Company common stock at the time of the redemption. Alternatively, the Company may elect to acquire those units tendered for redemption in exchange for shares of Company common stock. The Company’s acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of some rights, some extraordinary distributions and similar events. However, even if the Company elects not to acquire tendered units in exchange for shares of common stock, holders of common units that are corporations or limited liability companies may require that the Company issue common stock in exchange for their common units, subject to applicable ownership limits or any other limit as provided in the Company’s charter or as otherwise determined by the board of directors, as applicable. The Company presently anticipates that the Company will elect to issue shares of common stock in exchange for common units in connection with each redemption request, rather than having the operating partnership redeem the common units for cash. With each redemption or exchange, the Company increases its percentage ownership interest in the operating partnership. Common limited partners may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of common stock being issued, any person’s actual or constructive stock ownership would exceed the ownership limits, or any other limit as provided in the Company’s charter or as otherwise determined by the board of directors.

Common Limited Partner Approval Rights

The partnership agreement provides that if the limited partners own at least 5% of the common units representing common partnership interests in the operating partnership, including those common units held by the Company as general partner, the Company will not, on behalf of the operating partnership and without the prior consent of the holders of more than 50% of the common units representing limited partnership interests in the operating partnership, dissolve the operating partnership, unless the dissolution or sale is incident to a merger or a sale of substantially all of the Company’s assets.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY’S CHARTER AND BYLAWS

The discussion below describes certain terms and provisions of Maryland law and the Company’s charter and bylaws. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Company’s charter (including, without limitation, the Articles Supplementary establishing the terms of the Company’s Series A preferred stock, Series G preferred stock and bylaws and Maryland law, each of which is incorporated by reference into the Company’s SEC filings.

Meetings of Stockholders

The Company’s bylaws provide for annual meetings of its stockholders to elect directors and to transact other business properly brought before the meeting. In addition, a special meeting of stockholders may be called by:

•	the president;

•	the board of directors;

•	the chairman of the board;

•	holders of at least a majority of the Company’s outstanding common stock entitled to vote by making a written request;

•

holders of 10% of the Company’s Series A preferred stock for the stockholders of Series A preferred stock and all other classes or series of preferred stock ranking on parity with the Series A preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of the following two directors, to elect two additional directors to the board of directors if dividends on any shares of Series A preferred stock remain unpaid for six or more quarterly periods, whether or not consecutive; and

•

holders of 10% of the Company’s Series G preferred stock for the stockholders of Series G preferred stock and all other classes or series of stock ranking on parity with the Series G preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G preferred stock in the election of the following two directors, to elect two additional directors to the board of directors if dividends on any shares of Series G preferred stock remain unpaid for six or more quarterly periods, whether or not consecutive.

The MGCL provides that the Company’s stockholders also may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting. To do so, each stockholder entitled to vote on the matter must sign the consent setting forth the action.